UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 8, 2008

ENWIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-51713 (Commission File Number)	98-0379370 (IRS Employer Identification Number)

Kurt Dalmata, Chief Executive Officer

Florastrasse 14, Zurich, CH-8008, Switzerland

(Address of principal executive offices)

41 44 202 0080
(Registrant’s telephone number, including area code)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)      Effective September 8, 2008, the board of directors of Enwin Resources, Inc. (the “Company”) accepted the resignation of Nora Coccaro as a director of the Company and as the Company’s chief executive officer, chief financial officer, and principal accounting officer.

(c)     Effective September 8, 2008, the board of directors of the Company appointed Kurt Dalmata as the Company’s chief executive officer, chief financial officer, and principal accounting officer.

Mr. Dalmata has been engaged as an independent consultant for over ten years, based in Zurich, Switzerland, he specializes in mergers and acquisitions, corporate finance, private equity, and project management. Prior to his current occupation, he was the Executive VP of Finance of the Siber Hegner Group, an international trading house with 1,700 employees. Prior to that he was an Associate Director of what was then UBS (Securities) Ltd., the London-based investment bank of UBS. He has over thirty years of experience working in various capacities in the banking and corporate sectors.

Mr. Dalmata obtained a Doctorate in Law from Vienna University in 1974 and an MBA from INSEAD, Fontainebleau, France, in 1976.

Mr. Dalmata has been the director of the Company since April of 2008. Mr. Dalmata also serves as (i) an officer (September of 2008 to present) and director (April of 2008 to present) of Newtech Resources, Inc., an OTC:BB quoted company without operations, (ii) an officer (September of 2008 to present) and director (April of 2008 to present) of ASP Ventures Corp., an OTC:BB quoted company without operations, (iii) a director (September 2008 to present) of Hendrx Corp., an OTC: BB quoted company involved in the manufacture and sale of atmospheric water generators.

Mr. Dalmata serves as the managing director of First Capital Invest Corp. (“FCIC”). Within the last two years, prior to Mr. Dalmata’s appointment, FCIC had advanced amounts on loan to the Company.

The Company has not entered into any employment agreements in connection with Mr. Dalmata’s appointments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enwin Resources, Inc.

By: /s/ Kurt Dalmata                              September 10, 2008

Name: Kurt Dalmata

Title: Chief Executive Officer